[Informedix Letterhead]

                                October 11, 2004

Ms. Janet Campbell
1 Chelsea Green
San Antonio, TX  78257

Dear Janet:

The purpose of this Letter Agreement ("Agreement") is to confirm the terms of the termination of your employment relationship with Informedix, Inc. ("Informedix" or the "Company").

      1. EMPLOYMENT TERMINATION. Your employment with Informedix will terminate effective September 30, 2004 (the "Termination Date"). You and Informedix agree that your employment termination will be treated as a resignation. The Company will also reimburse you promptly for all of your Company business-related expenses for which it presently has receipts, plus for additional Company business related expenses, not in excess of $750, that you have previously incurred but not submitted, upon presentation to the Company of receipts for those additional expenses.

      2. SEVERANCE PAY. In exchange for the covenants and release set forth in this Agreement, Informedix agrees to pay to you $52,083.33 ("the Severance Amount"), from which shall be deducted all state and federal income and welfare taxes and other mandatory deductions under applicable laws ("Applicable Deductions"), payable to you in five equal monthly installments of $10,416,67, less Applicable Deductions, commencing on October 15, 2004, in accordance with normal Company payroll installments and policy. You acknowledge that you are an employee at will and that Informedix has agreed to pay the Severance Amount solely as consideration for the covenants you make under this Agreement.

      3. RELEASE OF CLAIMS.

            (a) Except as provided in Section 3(c) below, you hereby agree and acknowledge pursuant to this Agreement, that you are waiving and releasing your right to assert any form of claim whatsoever against Informedix and its officers, directors, employees, representatives and agents acting in those capacities (the "Released Parties"), for any alleged action, inaction or circumstance, known or unknown, existing or arising at any time through the date on which you execute this Agreement by signing and returning it in accordance with the last paragraph of this Paragraph 3 (the "Execution Date"). Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever against the Released Parties, for any alleged action, inaction or circumstance, known or unknown, existing or arising at any time prior to and through the Execution Date. The foregoing general waiver and release shall include, but not be limited to, the following Claims arising from or related to your employment relationship with
Informedix:

            (i) Claims under any local, state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, if applicable to the Company, Claims arising under the federal Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act and the Americans With Disabilities Act.

            (ii) Claims under any other local, state or federal employment related statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment, including claims for unemployment compensation arising out of your employment with Informedix. Specifically included in this paragraph are any Claims arising under, if applicable to the Company, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar state statute.

            (iii) Claims under any local, state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, invasion of privacy, misrepresentation, deceit, fraud or negligence.

            (b) Notwithstanding the foregoing, this paragraph 3 does not release Informedix from any obligation expressly set forth in this Agreement.

      4. CONFIDENTIALITY. You covenant and agree that, except with Informedix's prior consent, you will keep confidential and not disclose either the existence or terms of this Agreement, provided, however, you may disclose information relating to this Agreement to members of your immediate family, accountant, attorneys and to taxing authorities and pursuant to a lawful subpoena or other legal compulsion served on you.

      5. NON-DISPARAGEMENT; PRESS RELEASE. You agree that you will not disseminate or publish, or cause anyone else to disseminate or publish in any manner, disparaging, defamatory or negative remarks or comments about Informedix or its present or past directors, officers, or employees. Informedix will consult with you regarding the timing and content of all press releases and public announcements made by Informedix regarding the termination of your employment and this Agreement and will work in good faith to secure your approval thereof, which approval shall not be unreasonably withheld.


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

      6. STOCK OPTIONS. Attached as Exhibit A is a list of the Stock Options (the "Stock Options") granted to you and the number of shares that may be purchased by you under those Options (the "Vested Options") as of the Termination Date. You hereby acknowledge and agree that all other unvested options under the Stock Options are hereby terminated and that you have no right or entitlement to receive any additional Stock Options or other capital stock as security of the Company. The terms of the Stock Options and the Stock Option plans under which they were issued (the "Stock Plans") shall remain in full force and effect and be unmodified, except that the Company hereby agrees that the period in which the Vested Options may be exercised by you shall be extended to 5:00 p.m., E.S.T. on March 31, 2005. The foregoing shall not alter or affect the rights you have in the shares of Company common stock currently issued to you.

      7. NON-ADMISSION OF LIABILITY. We have entered into this Agreement to effect a mutually acceptable termination of our employment relationship and any disputes between us. In so doing, neither Informedix nor you admit or acknowledge in any way, any wrongdoing or misconduct.

      8. TRANSITION SERVICES. You agree, without additional compensation, to reasonably cooperate with the transition of your duties to other Informedix officers, directors and employees as Informedix's chief executive officer or Board of Directors may request.

      9. CONTINUED PROTECTION OF INFORMEDIX'S CONFIDENTIAL INFORMATION AND TRADE SECRETS / NON-COMPETITION.

            (a) You expressly agree to and acknowledge that:

            (i) Upon request by the Company, you will return to Informedix or destroy all notes or other documents (in whatever form or medium) that relate to Informedix that were made or compiled by you in the course of or relating to your employment with the Company, or that were made available to you while employed by the Company (and any copies thereof, including computer data or files) and all other Company property.

            (ii) The terms and conditions of Sections 10 (Corporation's Rights to Intellectual Property) and 11 (Protection of Information) of the Employment Agreement dated June 18, 2001, as amended between you and the Company and any other confidentiality or non-disclosure agreement you have with the Company will remain in effect in accordance with their respective terms.

            (iii) You hereby agree to be bound by the non-competition and non-solicitation covenants set forth on Exhibit B hereto.

            (b) In the event you breach any of the covenants in this Section 9, in addition to any other remedies the Company may have, the Company shall be entitled to obtain temporary, preliminary, and/or permanent injunctive relief, or any other equitable remedy which then may be available.


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

      10. CONSULTATION WITH COUNSEL/VOLUNTARY EXECUTION. You have the right to consult with counsel of your choosing about this Agreement before you decide whether or not to sign it, and we urge you to do so. By signing this Agreement, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are entering into it voluntarily.

      11. GOVERNING LAW/INTERPRETATION/ENFORCEABILITY. This Agreement shall be deemed to have been made in Maryland, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Maryland, without giving effect to conflict of law principles. You agree that any dispute between you and the Company regarding this Agreement shall first be addressed by mediation entered into in good faith by both parties. If that mediation does not timely resolve that dispute, either party may bring an action for breach of this Agreement or otherwise to enforce this Agreement. Such action shall be filed and maintained only in court in the state of Maryland with subject matter jurisdiction thereof and that you and Informedix each agree to submit to, and not to contest, the personal jurisdiction of such court in any such action. . You and Informedix further agree that in the event mediation is not successful in resolving that dispute, any action, demand, claim or counterclaim relating to that dispute shall be resolved by a judge alone, and each of us hereby waives and forever renounces the right to a trial before a civil jury.

      12 ENTIRE AGREEMENT; SEVERABILITY. This Agreement, including the Stock Options and Stock Plans, set forth the entire understanding between you and Informedix, and fully supersedes any and all prior agreements or understandings between us pertaining to the subject matter of this Agreement. You and Informedix each agree and acknowledge that in deciding to enter into this Agreement we are not relying on any statements, representations, or promises other than those contained herein. This Agreement may not be modified except by a writing, which has been signed by each of us. The terms of this Agreement are several, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

      If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this letter to me.

                                                     Very truly yours,


                                                     Informedix, Inc.

                                                     /s/ Bruce A. Kehr
                                                     -----------------
                                                     By: Bruce A. Kehr, MD.
                                                     Chairman and CEO


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

ACCEPTED AND AGREED TO:


/s/ Janet Campbell
------------------
Janet Campbell

Dated:  10/12/04


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

                                    Exhibit A

                             Stock Option Agreement

Vested Options:

1. NQSO's pursuant to 2003 Stock Incentive Plan - 100,000 options exercisable at $1.00 per share.

2. Compensation Options (paid in lieu of cash) - 241,052 options exercisable at $1.00 per share.

3. Compensation Options (paid for deferred payment of cash) - 43,582 options exercisable at $.37


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

                                    Exhibit B

                 Non-Competition and Non-Solicitation Covenants

Non-Compete. You agrees that during the period of twelve (12) months following the Termination Date (the "Restriction Period"), you will not enter the employ of, directly or indirectly, or serve as an officer, director, employee, consultant, owner, partner, stockholder, agent, or in any other capacity, of or for, any person, company, or entity (each a "Person") that (i) owns, controls, manufactures, provides, sells, leases, markets, licenses, and/or distributes devices and/or products that hold or provide medication, and/or devices, products and/or programs that prompt for, or ascertain medication compliance or capture data in clinical trials or (ii) is in the business of developing devices that are used for prompting patients to follow a protocol and/or to record patient data in the clinical trial or disease management markets. Your ownership of shares representing less than 5 percent of the outstanding voting securities of a publicly traded corporation shall not be deemed to violate this covenant.

Non-Solicitation of Employees. During the Restriction Period, you shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within three
(3) months prior to the date of such solicitation was, an employee of the Company or any of its affiliates. The foregoing shall not restrict you from communicating with employees of the Company on matters not referenced herein.

Non-Solicitation of Customers. During the Restriction Period, you shall not (i) attempt to induce or solicit (or assist any Person to attempt to induce or solicit) any Person which has a business relationship with the Company or any of its affiliates to terminate, curtail or otherwise limit that business relationship with the Company.


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